Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OBA Financial Services, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Charles E. Weller, President and Chief Executive Officer of the Company, and David A. Miller, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles E. Weller	Date: February 16, 2010
Charles E. Weller
President and Chief Executive Officer

/s/ David A. Miller	Date: February 16, 2010
David A. Miller
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to OBA Financial Services, Inc. and will be retained by OBA Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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